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                                                                   Exhibit 4.6


                               WHO Management LLC
                                70 West Oak Lane
                             White Plains, NY 10604




                                             November 26, 1997



Charterhouse Equity Partners III, L.P.
and Chef Nominees Limited

Attention: Thomas C. Dirks

                              Re: Web Hosting Organization LLC

Dear Tom:

     Once the Limited Liability Company Agreement (the "Agreement") for Web Hosting Organization LLC ("WHO") is fully executed, it is our understanding that the following events will then take place:

     1. A Delaware "C" corporation will be formed and will be known as SAGE Networks, Inc. ("SAGE").

     2. The Board of Directors of SAGE will consist initially of seven members, three of whom will be designated by WHO Management LLC ("Management") and the other four will be designated by Charterhouse Equity Partners III, L.P. and Chef Nominees Limited (collectively "CEP Members").

     3. Unless we and the CEP Members all agree, the only business SAGE will be involved in will be acquiring and operating businesses in the web hosting industry.

     4. We will mutually select the initial Chief Executive Officer and the initial Chief Financial Officer for SAGE.

     5. SAGE will provide for an employee stock option plan and will allocate to that plan 5% of its common stock then outstanding, from time to time, on a fully diluted basis.

     6. CEP Members and Management will vote the shares of WHO in SAGE to cause its directors to effectuate all of the above.

     Kindly sign below confirming that this letter reflects the CEP Members' understanding of the events which will follow the execution of the Agreement.

                                             Sincerely,



                                             /s/ Leonard J. Fassler, Manager
                                             -------------------------------
                                             Leonard J. Fassler, Manager




                                             /s/ Bradley Feld, Manager
                                             -------------------------------
                                             Bradley Feld, Manager



CHARTERHOUSE EQUITY PARTNERS III, L.P.


By: CHUSA Equity Investors III, L.P.,
          General Partner


    By:  Charterhouse Equity III, Inc., General Partner


         By: /s/ Thomas C. Dircks
             --------------------------


CHEF NOMINEES LIMITED, Member


         By: /s/ Thomas C. Dircks
             --------------------------
                Attorney-in-Fact